Exhibit 11.

Computation of net earnings per share, all data in thousands, except per share data. This data is Unaudited.

                                                        For three months ended       For nine months ended
                                                             September 30,                September 30,

                                                          1999            1998          1999          1998
                                                       ------------    -----------   -----------   -----------

Calculation of earnings per share - basic

Net (loss) income                                    $      (1,042)          258        (1,494)        (886)
                                                       ============    ===========   ===========   ===========

Shares:

Common shares outstanding                                    7,262          7,144         7,223         7,114
                                                       ============    ===========   ===========   ===========

Net (loss) income per common share - basic           $       (0.14)         0.04         (0.21)        (0.12)

                                                       ============    ===========   ===========   ===========

Calculation of earnings per share - diluted

Net (loss) income                                    $      (1,042)          258        (1,494)        (886)
                                                       ============    ===========   ===========   ===========

Shares:

Common shares outstanding                                    7,262          7,144         7,223         7,114
Additional shares assuming conversion of
  stock options and warrants                                     -           161             -             -
Average common and equivalent shares
  outstanding                                                7,262          7,305         7,223         7,114
                                                       ============    ===========   ===========   ===========

Net (loss) income per common share - diluted         $       (0.14 )         0.04         (0.21 )      (0.12)

                                                       ============    ===========   ===========   ===========



          See accompanying Notes to Consolidated Financial Statements.